Exhibit 10.4

STERIGENICS INTERNATIONAL SUPPLEMENTAL RETIREMENT BENEFIT PLAN

(Effective January 1, 2018)

Sotera Health LLC (“Company”) hereby adopt the Sotera Health Supplemental Retirement Benefit Plan (“Plan”) on the terms and conditions described herein, effective as of January 1, 2018.

Section 1. Purpose of Plan

The purpose of the Plan is to provide for certain employees the benefits they would have received under the Retirement Plan but for (a) the dollar limitation on Compensation taken into account under the Retirement Plan as a result of Section 401(a)(17) of the Code, (b) the limitations imposed under Section 415 of the Code, and (c) the limitations under Sections 402(g), 401(k)(3), 401(m) and 414(v) of the Code. The Plan is intended to qualify as an unfunded, deferred compensation plan for a select group of management or highly compensated employees under ERISA. This Plan is expected to encourage the continued employment of the participating employees whose management and individual performance are largely responsible for the success of the Employer and to facilitate the recruiting of key management and highly compensated employees required for the continued growth and profitability of the Employer. The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent.

Section 2. Definitions

2.1	“Administrator” means the Chief Human Resources Officer of the Company.

2.2	“Beneficiary” Means the person or entity determined to be a Participant’s beneficiary pursuant to Section 13.

2.3	“Board” means the board of directors of the Company.

2.4	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5	“Company” means Sotera Health, LLC

2.6

“Compensation” shall have the meaning set forth in the Retirement Plan as it applies to salary deferral contributions, without regard to the dollar limitation contained in Section 401(a)(17) of the Code for the applicable year.

2.7	“Employer” means the Company and each of its affiliate (within the meaning of Sections 414(b), (c) and (m) of the Code), employees of which are selected to participate in the Plan.

2.8	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.9	“Participant” means an employee or former employee of the Employer who is eligible to participate in the Plan pursuant to Section 3.

2.10	“Plan” means the Sotera Health Supplemental Retirement Benefit Plan, as set forth herein and as amended from time to time.

2.11	“Plan Year” means the calendar year.

2.12	“Retirement Plan” means the 401k Plan for US employees of affiliates of the Company, as amended from time to time.

2.13

“Termination Date” means the date on which the Participant incurs a “separation from service” from the Employer within the meaning of section 409A(a)(2)(A)(i) of the Code and section 1.409A-1(h) of the Final Treasury Regulations or the corresponding provisions in future guidance issued by the Department of the Treasury and the Internal Revenue Service.

2.14

“Unforeseeable Emergency” means an event which results in a severe financial hardship to a Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or a dependent of (as defined in Code Section 152 (without regard to section 152(b)(1), (b)(2) and (d)(1)(B)), (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances as a result of events beyond the control of the Participant.

Section 3. Eligible Employees

Each management employee and highly compensated employee of the Employer shall be eligible to participate in the Plan for any Plan Year if such employee’s projected annual base compensation plus target Incentive compensation for such Plan Year exceeds the limitation on compensation under Section 401(a)(17) of the Code for the Plan Year.

Section 4. Election to Defer Compensation

A Participant may elect, by filing an election with the Administrator (pursuant to Section 5) on or prior to December 31 of the preceding Plan Year (or such earlier date as specified by the Administrator), to direct the Employer to reduce his or her Compensation for a Plan Year by an amount equal to the difference between (a) a specified percentage, in 1% increments, with a maximum of 50%, of his or her Compensation for the Plan Year, and (b) the maximum elective deferrals permitted to be made by the Participant under of the Retirement Plan for such Plan Year after application of the limitations under Sections 402(g), 401(a)(17), 401(k)(3), and 414(v) of the Code, and any additional percentage limitation on elective deferrals imposed by the Retirement Plan. Any election so made shall be binding for any following Plan Year, unless revised on or before December 31 of the preceding Plan Year (or such other earlier date specified by the Administrator). If a Participant does not have an election on file with the Administrator, the Participant’s Compensation foregoing, with respect to the first taxable year in which a person becomes a Participant, such Participant may, within 30 days of becoming a Participant, make an election to defer Compensation earned subsequent to the date of the election.

Section 5. Manner of Election

Any election made by a Participant pursuant to this Plan shall be made in writing by executing such form(s) as the Administrator shall from time to time prescribe or through any other method designated by the Administrator.

Section 6. Accounts

Employer shall establish and maintain on its books with respect to each Participant an account for amounts that are deferred on Compensation earned (and earnings thereon). Each such Account shall be further sub-divided into sub-accounts which shall record (a) any Compensation deferred by the Participant under the Plan pursuant to the Participant’s election and earnings thereon (the “Deferrals Sub-Account”) and

(b) any Employer contributions made on behalf of the Participant (the “Employer Contributions Sub-Account”).

Section 7. Employer Contributions

The Employer may, from time to time in its sole discretion, credit discretionary contribution to any Participant in any amount as determined by the Employer. Such Employer Contributions shall be credited to the Employer Contributions Sub-Account at the sole discretion of the Employer and the fact that a discretionary contributions is credited in one year shall not obligate the Employer to continue to make such contributions in subsequent years.

Section 8. Credits and Adjustments to Accounts

Each Participant’s account shall be credited with any amounts deferred under the Plan and any Employer Contributions made on behalf of the Participant. Each Participant’s account shall be reduced by the amount of any distributions to the Participant from the Plan. Pursuant to procedures established by the Administrator, each Participant’s account shall be adjusted as of each business day the New York Stock Exchange is open to reflect the earnings or losses of any hypothetical investment media as may be designated by the Administrator pursuant to Section 9 below.

Section 9. Investment of Accounts

For purposes of determining the amount of earnings and appreciation and losses and depreciation to be credited to a Participant’s account, such account shall be deemed invested in the investment options as the Participant may elect from time to time, or be deemed to have elected, in accordance with such rules and procedures as the Administrator may establish. However, no provision of the Plan shall require the Employer to actually invest any amounts in any fund or in any other investment vehicle.

Section 10. Vesting

A Participant shall be 100% vested in that portion of his or her account which is attributable to elective deferrals made under Section 4, and employer contributions made under Section 7.

Section 11. Time and Manner of Distribution

11.1	In-Service Distribution Elections

(a)    The Participant shall elect, on the election form described in Section 5 or through any other method designated by the Administrator, the time of payment from the options described in this subsection (a) with respect to the amounts In the Participant’s Deferrals Sub-Account relating to Compensation earned in such Plan Year (such election, a “Deferrals Sub-Account Election”). Such election, once made, shall be binding with respect to the portion of the Participant’s Deferrals Sub-Account to which the election relates, unless changed pursuant to subsection (b) of this Section. The following are the available choices for the time of payment of amounts credited to a Participant’s Deferrals Sub-Account:

(1)	A date certain, provided that such date shall be at least two years from the first day of the Plan Year with respect to which the applicable deferrals are credited to the Participant’s Account; or

(2)       The Participant’s Termination Date.

Notwithstanding anything herein to the contrary, if a Participant fails to make a valid Deferrals Sub-Account Election for a Plan Year, the Participant will be deemed to have elected to commence payment of the portion of his Deferrals Sub-Account attributable to the deferral of Compensation earned during such Plan Year (and any earnings thereon) on the Participant’s Termination Date.

(b)    A Participant may elect to change a Deferrals Sub-Account Election, provided that the following requirements are met: (1) the election to change does not take effect until at least 12 months after the date on which the election is made, (2) the election to change is made at least 12 months prior to the date on which that payment is scheduled to be made, and (3) in the case of an election related to a distribution not described in Section 11.3 or 11.4, the payment under such election will be made no less than five years from the original date on which such payment would be made.

(3)    Amounts with respect to which a Participant has made the election described in Section 11.1(a) shall be paid to such Participant in a cash lump sum within thirty days of the earlier of (x) the date elected by the Participant in his Deferrals Sub-Account Election form with respect to such amounts, and (y) the Participant’s Termination Date; provided, however, that the Participant shall not have the right to designate the taxable year of payment, and further provided that if the payment is to be made within thirty days of the Participant’s Termination Date, and the Participant is a Specified Employee, the payment shall be distributed on the first day of the seventh month after the date of such Specified Employee’s Termination Date (or, if earlier, his or her date of death).

11.2	Termination Date Distributions

(a)    The portion of a Participant’s Account for which the election described in Section 11.1(a) was not made (the “Termination Date Balance”) shall commence to be paid to such Participant within thirty days of the date of the Participant’s Termination Date in the form of payment selected by the Participant on an election form approved by and received by the Administrator or its designee, provided that the Participant shall not have the right to designate the taxable year of payment. Notwithstanding the foregoing, the Termination Date Balance of a Specified Employee shall commence to be distributed on the first day of the seventh month after the date of such Specified Employee’s Termination Date (or, if earlier, his or her date of death).

(b)    The following are the available choices for the form of payment of a Participant’s Account:

(1)    A single lump sum in cash; or

(2)    Substantially equal annual cash installments over a period not exceeding 10 years.

The Participant shall elect, on the election form described in Section 5 or through any other method designated by the Administrator, the form in which his or her Termination Date Balance shall be paid. Such election, once made, shall be binding with respect to his or her entire Termination Date Balance, unless changed pursuant to subsection (c) of this Section. Each installment payment shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. This Section 11.1 and all other provisions of this Plan notwithstanding, if a Participant fails to elect a form of payment before the date by which an election to defer compensation must first be made by such Participant under Section 4, the Participant’s Termination Date Balance shall be paid in the form of a single lump sum payment in cash.

(c)    A Participant may change the form of payment elected with regard to his Termination Date Balance by a subsequent election form approved by and received by the Administrator or its designee; provided, that unless otherwise permitted in accordance with Section 409A of the Code, the election to change may not take effect until at least 12 months after the date the election to change is made and the first payment under such election will be made no less than five years from the original date on which payment of the amount credited to the Participant’s vested account is to commence.

11.3    Death Before Payments Commence or are Completed

If a Participant dies while employed by the Employer or while receiving installment payments, the value of his or her vested account shall be paid to the Participant’s Beneficiary in a single lump sum cash payment, within 90 days after the Participant’s death, provided that the Participant’s Beneficiary shall not have the right to designate the taxable year of payment.

11.4    Unforeseeable Emergency Distribution

The Administrator may at any time, upon written request of a Participant, cause to be paid to such Participant, an amount equal to all or any part of the Participant’s account if the Administrator determines, based on such reasonable evidence that it shall require, that such payment is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency. Payments of amounts because of an Unforeseeable Emergency may not exceed the amount necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated as a result of the distribution after taking into account the extent to which the Unforeseeable Emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. The amount of a Participant’s account, as applicable, shall be reduced on a pro rata basis by the amount of any Unforeseeable Emergency distribution to the Participant.

12.	Change of Control Provisions

(a)     In the event of a “Change of Control” of the Employer, the Participant’s account shall be paid, as soon as reasonably practicable, and not later than the time specified in Treasury regulation §1.409A-3(j)(4)(ix), to the Participant In a lump sum cash payment. If the Change of Control does not satisfy the definition of “Change in Control” as defined in Treasury regulation §1.049A-3(i)(5), or otherwise does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then, to the extent necessary to comply with Section 409A of the Code, the Participant’s account will be paid at the time and In the form it would have been paid under the Plan absent the occurrence of such Change of Control.

For purposes of this Section 12, “Change of Control” means any of the following:

(b)     For purposes of this Section, a Change of Control occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Employer that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Employer. A change in the effective control of the Employer occurs on the date on which either: (i) a person, or more than one person acting as a group, acquires ownership of stock of the Employer possessing 30% or more of total voting power of the stock of the Participating Employer, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Employer’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Employer. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Participating Employer, acquires assets from the Participating Employer that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Participating Employer immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

Section 13. Beneficiary Designation

A Participant may designate the person or persons to whom the Participant’s account under the Plan shall be paid in the event of the Participant’s death. If no Beneficiary is designated, or no designated Beneficiary survives the Participant, payment shall be made in a single lump-sum to the Participant’s estate.

Section 14. Plan Administration

14.1    Administrator

The Plan shall be administered by the Administrator. The Administrator is authorized to make findings (including factual findings) with respect to any issue arising under the Plan, interpret and construe any provision of the Plan, to determine eligibility and benefits under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to adopt such forms as it may deem appropriate for the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Employer and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. The Administrator shall be responsible for the day-to-day administration of the Plan. Determinations, interpretations or other actions made or taken by the Administrator under the Plan shall be final and binding for all purposes and upon all persons.

14.2    Review Procedure

The purpose of the review procedure set forth in this Section 14.2 is to provide a procedure by which a Participant or Beneficiary (the “claimant”) under the Plan, or the duly authorized representative of any such Participant or Beneficiary, may have a reasonable opportunity to appeal a denied claim to the Administrator for a full and fair review. If a claim for benefits is denied in whole or in part, the Administrator shall notify the claimant within ninety (90) days after receipt of the claim (or within one hundred eighty (180) days if special circumstances require an extension of time for processing the claim, and provided written notice indicating the special circumstances and the date by which a final decision is expected to be rendered is given to the claimant within the initial ninety (90) day period).

The notice of the denial of the claim shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

(a)	the specific reason or reasons for the denial of the claim;

(b)	the specific references to the pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(d)

a statement that any appeal of the denial must be made by giving to the Administrator, within sixty (60) days after receipt of the denial of the claim, written notice of such appeal, such notice to Include a full description of the pertinent issues and basis of the claim;

(e)

a description of the Plan’s review procedures and the time limits applicable to such procedures, Including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of a claim on review; and

(f)

if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.

Upon denial of a claim in whole or in part, the claimant (or his or her duly authorized representative) shall have the right to submit a written request to the Administrator for a full and fair review of the denied claim, to be permitted, upon request and free of charge, to review and receive copies of documents, records and other information pertinent to the denial, and to submit issues and comments in writing, documents, records, and other information relating to the claim for benefits. Any appeal of the denial must be given to the Administrator within the period of time prescribed above. The full and fair review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and provide a review that does not afford deference to the Initial benefit determination. If the claimant (or the claimant’s duly authorized representative) falls to appeal the denial to the Administrator within the prescribed time, the Administrator’s adverse determination shall be final, binding and conclusive, to the extent permitted by law.

The Administrator may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties, to the extent permitted by law. The Administrator shall advise the claimant of the results of the review within sixty (60) days after receipt of the written request for the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review. If such extension of time is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension that indicates the special circumstances requiring the extension of time and the date by which the Plan expects to render the determination on review. In the event that a period of time is extended as permitted pursuant to this paragraph due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. The decision of the review shall be written in a manner calculated to be understood by the claimant and shall include:

(a)	specific reasons for the decision;

(b)	specific references to the pertinent Plan provisions on which the decision is based;

(c)

a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following a denial of a claim on review; and

(e)

if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request.

The decision of the Administrator shall be final, binding and conclusive to the extent permitted by law.

Section 15.     Funding

15.1	Plan Unfunded

The Plan is unfunded for tax purposes and for purposes of Title I of ERISA. Accordingly, the obligation of the Employer to make payments under the Plan constitutes solely an unsecured (but legally enforceable) promise of the Employer to make such payments, and no person, including any Participant or Beneficiary, shall have any lien, prior claim or other security interest in any property of the Employer as a result of this Plan. Any amounts payable under the Plan shall be paid out of the general assets of the Employer and each Participant and Beneficiary shall be deemed to be a general unsecured creditor of the Employer.

15.2	Rabbi Trust

The Employer may create a grantor trust to pay its obligations hereunder (a so-called rabbi trust), the assets of which shall be treated, for all purposes, as the assets of the Employer. In the event the trustee of such trust is unable or unwilling to make payments directly to Participants and Beneficiaries and such trustee remits payments to the Employer for delivery to Participants and Beneficiaries, the Employer shall promptly remit such amount, less applicable income and other taxes required to be withheld, to the Participant or Beneficiary.

Section 16.     Amendment and termination

The Board may, in its sole discretion, amend, suspend or terminate, in whole or in part, the Plan, except that no amendment, suspension, or termination shall retroactively impair or otherwise adversely affect the rights of any Participant, Beneficiary, or other person to benefits under the Plan which have accrued prior to the date of such action, as determined by the Administrator in its sole discretion. Anything in this Plan to the contrary notwithstanding, the Plan shall permit an acceleration of the time and form of a payment of the benefits payable under the Plan in accordance with the termination of this Plan. Any termination of this Plan will be made only to the extent and in the circumstances described in Treas. Reg. §1.409A-3(j)(4)(ix), or any successor provision.

The Administrator may adopt any amendment or take any other action which may be necessary or appropriate to facilitate the administration, management, and interpretation of the Plan or to conform the Plan thereto.

Section 17.     No Assignment

A Participant’s right to the amount credited to his or her account under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s Beneficiary.

Section 18.     Successors and Assigns

The provisions of this Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participants, Beneficiaries, heirs, legal representatives and assigns.

Section 19.     No Contract of Employment

Nothing contained herein shall be construed as a contract of employment between a Participant and the Employer, or as a right of the Participant to continue in employment with the Employer, or as a limitation of the right of the Employer to discharge the Participant at any time, with or without cause.

Section 20.     Governing Law

This Plan shall be subject to and construed in accordance with the provisions of ERISA, where applicable, and otherwise by the laws of the State of Ohio.

Section 21.     Section 409A of the Code

It is intended that the Plan (including all amendments thereto) comply with the provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any amount credited to a Participant’s account hereunder in a taxable year that is prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participant. It is intended that the Plan shall be administered In a manner that will comply with Section 409A of the Code. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance, promulgated with respect to such Section 409A by the U.S. Department of Treasury or the Internal Revenue Service.

Section 22.     Tax Withholding

An Employer shall have the right to deduct from any amounts otherwise payable under the Plan any Federal, state, local or other applicable taxes required to be withheld from a Participant or Beneficiary.

IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Plan to be executed as of the 12th day of December, 2017.

SOTERA HEALTH, LLC

By:	/s/ Ana G. Rodriquez,CHRO
Authorized Officer

AMENDMENT NO. 1

TO

STERIGENICS INTERNATIONAL SUPPLEMENTAL RETIREMENT BENEFIT PLAN

This AMENDMENT NO.1 (this “Amendment”) to the Sterigenics International Supplemental Retirement Benefit Plan, dated as of January 1, 2018 (the “Plan”), is entered into by Sally Turner, the Chief Human Resources Officer of Sotera Health Company (the “Company”) as of November 10, 2020. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Plan, the Chief Human Resources Officer of the Company shall serve as the Administrator of the Plan (the “Administrator”);

WHEREAS, pursuant to Section 16 of the Plan, the Administrator may adopt any amendment to the Plan which may be necessary or appropriate to facilitate the administration of the Plan.

NOW, THEREFORE, in her capacity as Administrator of the Plan, Sally Turner provides as follows:

SECTION 1. Amendment to the Plan.

(a)    The Plan is hereby amended to change its name to the “Sotera Health Company Supplemental Retirement Benefit Plan.” Wherever the name of “Sterigenics International Supplemental Benefit Plan” or “Sotera Health Supplemental Retirement Benefit Plan” is referred to in the Plan, including in the title and preamble of the Plan and in the definition of the term “Plan”, such name shall now be referred to as “Sotera Health Company Supplemental Retirement Benefit Plan.”

(b)    The definition of “Company” is hereby amended from “Sotera Health, LLC” to “Sotera Health Company.” Wherever the name “Sotera Health, LLC” is referred to in the Plan, including in the preamble of the Plan, such name shall now be referred to as “Sotera Health Company.”

SECTION 2. Miscellaneous.

2.1. No Other Amendments. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Plan except as expressly provided for in this Amendment. Except as expressly amended by this Amendment, the Plan, shall remain in full force and effect in accordance with its terms. This Amendment shall form a part of the Plan for all purposes. From and after the execution of this Amendment by the parties, any reference by a party to the Plan shall be deemed to be a reference to the Plan as amended by this Amendment.

2.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimile, .pdf and other electronic signatures to this Amendment shall have the same effect as original signatures.

2.3.    Governing Law. This Amendment and any dispute arising out of, relating to or in connection with this Amendment, shall be construed (both as to validity and performance), interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

2.4.    Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal, or unenforceable such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

2

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

PLAN ADMINISTRATOR

/s/ Sally Turner
Name: Sally Turner
Title: Chief Human Resources Officer